Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Suwanee, Ga. (February 6, 2013) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the fourth quarter and full year 2012.

Revenues in the fourth quarter 2012 were $344.0 million as compared to fourth quarter 2011 revenues of $281.1 million and as compared to third quarter 2012 revenues of $357.5 million. Full year 2012 and 2011 revenues were $1,353.7 million and $1,088.7 million, respectively.

Adjusted net income (a non-GAAP measure) in the fourth quarter 2012 was $0.28 per diluted share, compared to $0.21 per diluted share for the fourth quarter 2011 and $0.22 per diluted share for the third quarter 2012. Adjusted net income was $0.93 per diluted share for the full year 2012 and compares to $0.81 per diluted share for the full year 2011.

GAAP net income in the fourth quarter 2012 was $0.13 per diluted share, as compared to fourth quarter 2011 GAAP net loss of $(0.51) per diluted share and third quarter 2012 GAAP net income of $0.15 per diluted share. Full year 2012 GAAP net income was $0.46 per diluted share as compared to GAAP net loss of $(0.15) per diluted share in full year 2011. Significant GAAP items that have been adjusted in computing adjusted net income and adjusted net income per diluted share include: acquisition accounting impacts related to acquired deferred revenue; amortization of intangible assets; long-term investment impairment; loss on the sale of a product line; early pension settlement costs; equity compensation; non-cash interest expense; acquisition and restructuring charges; and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and can also be found on the Company’s website (www.arrisi.com).

Gross margin for the fourth quarter 2012 was 35.8%, which compares to the fourth quarter 2011 gross margin of 37.9% and the third quarter 2012 gross margin of 31.3%.

The Company ended the fourth quarter of 2012 with $584.0 million of cash resources, which includes $530.1 million of cash, cash equivalents and short-term investments, and $53.9 million of long-term marketable security investments, as compared to $571.2 million, in the aggregate, at the end of the third quarter of 2012. During 2012 the Company repurchased approximately 4.5 million of its shares for $51.9 million. The Company generated $11.8 million of cash from operating activities during the fourth quarter 2012 and $84.4 million during the full year 2012, which compares to $60.9 million and $113.2 million, respectively, during the same periods in 2011.

Order backlog at the end of the fourth quarter 2012 was $222.6 million as compared to $148.5 million and $185.8 million at the end of the fourth quarter 2011 and the third quarter 2012, respectively. The Company’s book-to-bill ratio in the fourth quarter 2012 was 1.11 as compared to the fourth quarter 2011 of 0.98 and the third quarter 2012 of 0.82.

“I am delighted with our overall 2012 results. The past year has delivered a 24% year over year improvement in revenue and a 15% increase in our non-GAAP EPS. Our R&D investments have allowed us to bring a number of new, well received, products to market.” said Bob Stanzione, ARRIS Chairman and CEO. “Work on the previously announced acquisition of the Motorola Home business is progressing and I am very excited about our prospects resulting from the combination.”

“2012 was a strong year for ARRIS. We continued to execute on our strategy, which has resulted in improved performance” said David Potts, ARRIS EVP & CFO. “With respect to the first quarter 2013, we now project that adjusted non-GAAP revenues for the Company will be in the range of $350 to $370 million, which excludes a $13 million non-cash accounting impact associated with the planned investment in ARRIS by Comcast as part of the pending Motorola Home acquisition. As a result, GAAP revenues are expected to be in the range of $337 to $357 million. We project that adjusted (non-GAAP) net income per diluted share will be in the range of $0.22 to $0.26 and GAAP net income per diluted share in the range of $0.02 to $0.06, reflecting a higher mix of our CPE product line, as compared to the fourth quarter 2012. The EPS guidance excludes any mark-to-market fair value adjustments related to the Comcast investment”.

ARRIS management will conduct a conference call at 5:00 pm EST, today, Wednesday, February 6, 2013, to discuss these results in detail. You may participate in this conference call by dialing (888) 713-4215 or (617) 213-4867 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 61284341, and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through February 13, 2013 by dialing (888) 286-8010 or (617) 801-6888 and using the pass code 43355976. Live internet access to the call will be available through the Investor Relations section of the Company’s website at www.arrisi.com. A replay will also be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, GA, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Lisle, IL; Kirkland, WA; State College, PA; Tel Aviv, Israel; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	completion of the Motorola Home business acquisition;

•	revenues and net income for the first quarter 2013 and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the first quarter 2013 as well as the general outlook for 2013 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current economic uncertainty or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers;

•	ARRIS’ completion of the Motorola Home acquisition is subject to satisfaction of a number of conditions outside of its control, including receipt of necessary regulatory approvals; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the current volatility in the capital markets; the potential impact on the business of the Motorola Home acquisition, the retention of employees and the ability of ARRIS to successfully integrate Motorola Home’s business opportunities, technology, personnel and operations; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2012. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$131,703	$188,653	$199,395	$215,808	$235,875
Short-term investments, at fair value	398,414	359,753	340,166	298,539	282,904

Total cash, cash equivalents and short term investments	530,117	548,406	539,561	514,347	518,779
Restricted cash	4,722	4,665	3,942	3,943	4,101
Accounts receivable, net	188,581	171,143	179,371	183,427	152,437
Other receivables	350	578	1,414	5,071	8,789
Inventories, net	133,848	137,496	102,361	105,114	115,912
Prepaids	11,682	12,408	12,124	12,436	10,408
Current deferred income tax assets	24,944	20,787	21,972	22,068	22,048
Other current assets	25,648	18,907	16,766	16,792	27,071

Total current assets	919,892	914,390	877,511	863,198	859,545
Property, plant and equipment, net	54,378	54,593	56,175	57,810	61,375
Goodwill	194,115	194,469	194,626	195,268	194,542
Intangible assets, net	94,529	102,258	110,000	117,444	124,823
Investments	86,164	57,483	70,967	82,968	71,095
Noncurrent deferred income tax assets	47,431	49,589	47,228	42,106	38,433
Other assets	9,385	9,913	10,575	11,699	10,997

	$1,405,894	$1,382,695	$1,367,082	$1,370,493	$1,360,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,719	$49,061	$44,800	$54,576	$40,671
Accrued compensation, benefits and related taxes	29,773	35,066	28,165	31,081	36,764
Accrued warranty	2,882	3,036	2,995	3,094	3,350
Deferred revenue	44,428	50,859	63,023	60,129	43,746
Current portion of LT debt	222,124	—	—	—	—
Other accrued liabilities	25,795	21,768	23,980	31,054	33,325

Total current liabilities	370,721	159,790	162,963	179,934	157,856
Long-term debt, net of current portion	—	218,943	215,823	212,765	209,766
Accrued pension	26,883	26,172	25,696	25,739	25,260
Accrued severance liability, net of current portion	4,119	3,895	3,758	3,884	4,191
Noncurrent income taxes payable	24,389	24,434	26,676	26,676	24,450
Noncurrent deferred income tax liabilities	351	334	340	352	337
Other noncurrent liabilities	19,043	20,362	21,039	22,372	22,745

Total liabilities	445,506	453,930	456,295	471,722	444,605
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,488	1,479	1,473	1,467	1,449
Capital in excess of par value	1,285,575	1,270,561	1,259,946	1,247,763	1,245,115
Treasury stock at cost	(306,330)	(306,330)	(295,960)	(280,724)	(254,409)
Unrealized gain (loss) on marketable securities	206	74	211	149	(267)
Unfunded pension liability	(8,558)	(10,231)	(10,231)	(10,231)	(10,231)
Accumulated deficit	(11,809)	(26,604)	(44,468)	(59,469)	(65,268)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	960,388	928,765	910,787	898,771	916,205

	$1,405,894	$1,382,695	$1,367,082	$1,370,493	$1,360,810

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Net sales	$344,003	$281,076	$1,353,663	$1,088,685
Cost of sales	220,812	174,531	891,086	678,172

Gross margin	123,191	106,545	462,577	410,513
Operating expenses:
Selling, general, and administrative expenses	43,794	40,829	161,338	148,755
Research and development expenses	40,700	37,785	170,706	146,519
Acquisition costs	5,131	2,730	5,870	3,205
Loss on sale of product line	—	—	337	—
Restructuring charges	306	3,391	6,761	4,360
Impairment of goodwill & intangibles	—	88,633	—	88,633
Amortization of intangible assets	7,729	6,817	30,294	33,649

	97,660	180,185	375,306	425,121

Operating income	25,531	(73,640)	87,271	(14,608)
Other expense (income):
Interest expense	4,546	4,258	17,797	16,939
Loss (gain) on investments	78	2,074	(1,405)	1,570
Loss (gain) on foreign currency	(131)	(705)	786	(580)
Interest income	(993)	(715)	(3,241)	(3,154)
Loss on debt redemption	—	—	—	19
Other (income) expense, net	(171)	(211)	(962)	(891)

Income (loss) from continuing operations before income taxes	22,202	(78,341)	74,296	(28,511)
Income tax expense (benefit)	7,407	(18,712)	20,837	(10,849)

Net income	$14,795	$(59,629)	$53,459	$(17,662)

Net income (loss) per common share:
Basic	$0.13	$(0.51)	$0.47	$(0.15)

Diluted	$0.13	$(0.51)	$0.46	$(0.15)

Weighted average common shares:
Basic	114,028	117,316	114,161	120,157

Diluted	117,013	117,316	116,514	120,157

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
Operating Activities:
Net income (loss)	$14,795	$(59,629)	$53,459	$(17,662)
Depreciation	6,988	6,589	27,953	24,139
Amortization of intangible assets	7,729	6,817	30,294	33,649
Amortization of deferred finance fees	160	160	639	647
Impairment of goodwill & intangibles	—	88,633	—	88,633
Non-cash interest expense	3,181	2,941	12,358	11,545
Deferred income tax provision (benefit)	(3,085)	3,343	(13,989)	(12,144)
Deferred income tax related to goodwill & intangible impairment	—	(25,584)	—	(25,584)
Stock compensation expense	6,712	5,108	27,906	22,055
Provision for doubtful accounts	186	201	240	200
Loss on debt retirement	—	—	—	19
Loss on sale of product line	—	—	337	—
Loss on disposal of fixed assets	42	10	82	16
Loss (gain) on investments	78	2,074	(1,404)	1,570
Excess tax benefits from stock-based compensation plans	(935)	(679)	(3,549)	(3,668)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(17,624)	17,794	(37,139)	(22,093)
Other receivables	211	(1,618)	8,398	(1,635)
Inventory	3,648	7,862	(21,491)	(7,144)
Accounts payable and accrued liabilities	(8,289)	6,765	(5,675)	433
Other, net	(2,004)	95	5,982	20,177

Net cash provided by operating activities	11,793	60,882	84,401	113,153
Investing Activities:
Purchases of investments	(180,582)	(49,833)	(415,930)	(277,937)
Sales of investments	110,928	36,547	282,987	296,774
Purchases of property & equipment	(6,987)	(4,359)	(21,507)	(23,307)
Sale of property & equipment	126	14	139	84
Acquisition, net of cash acquired (1)	—	(130,227)	—	(130,227)
Sale of product line	—	—	3,249	—

Net cash used in investing activities	(76,515)	(147,858)	(151,062)	(134,613)
Financing Activities:
Early redemption of convertible notes	—	—	—	(4,984)
Repurchase of common stock	—	(34,375)	(51,921)	(109,123)
Excess income tax benefits from stock-based compensation plans	935	679	3,549	3,668
Repurchase of shares to satisfy employee tax withholdings	(1,259)	(72)	(9,443)	(8,332)
Fees and proceeds from issuance of common stock, net	8,096	1,960	20,304	22,985

Net cash provided by (used in) financing activities	7,772	(31,808)	(37,511)	(95,786)
Net increase (decrease) in cash and cash equivalents	(56,950)	(118,784)	(104,172)	(117,246)
Cash and cash equivalents at beginning of period	188,653	354,659	235,875	353,121

Cash and cash equivalents at end of period	$131,703	$235,875	$131,703	$235,875

(1)	Excludes $77,074 thousand of short and long-term investments acquired from BigBand in 2011

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

(in thousands, except per share data)	Q4 2012		YTD 2012		Q4 2011		YTD 2011
	Amount		Amount		Amount		Amount
Sales	$344,003		$1,353,663		$281,076		$1,088,685
Highlighted items:
Purchase accounting impacts of deferred revenue	432		3,412		4,332		4,332

Sales excluding highlighted items	$344,435		$1,357,075		$285,408		$1,093,017

	Q4 2012		YTD 2012		Q4 2011		YTD 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$14,795	0.13	$53,459	$0.46	$(59,629)	$(0.51)	$(17,662)	$(0.15)
Highlighted items:
Impacting gross margin:
Purchase accounting impacts of deferred revenue	432	—	2,899	0.02	3,126	0.03	3,126	0.03
Stock compensation expense	802	0.01	3,169	0.03	521	—	2,040	0.02
Impacting operating expenses:
Acquisition costs	5,131	0.04	5,870	0.05	2,730	0.02	3,205	0.03
Restructuring	306	—	6,761	0.06	3,391	0.03	4,360	0.04
Amortization of intangible assets	7,729	0.07	30,294	0.26	6,817	0.06	33,649	0.27
Goodwill and intangibles impairment	—	—	—	—	88,633	0.74	88,633	0.72
Loss of sale of product line	—	—	337	—	—	—	—	—
Settlement charge - pension	3,064	0.03	3,064	0.03	—	—	—	—
Stock compensation expense	5,910	0.05	24,737	0.21	4,586	0.04	20,014	0.16
Impacting other (income) / expense:
Non-cash interest expense	3,181	0.03	12,358	0.11	2,941	0.02	11,545	0.09
Impairment of investment	67	—	533	—	3,000	0.03	3,000	0.02
Loss on retirement of debt	—	—	—	—	—	—	19	—
Impacting income tax expense:
Adjustments of income tax valuation allowances and other	(475)	—	(4,658)	(0.04)	3,032	0.03	(2,885)	(0.02)
Tax impact related to goodwill and intangibles impairment	—	—	—	—	(25,584)	(0.21)	(25,584)	(0.21)
Tax related to highlighted items above	(8,724)	(0.07)	(29,957)	(0.26)	(8,553)	(0.07)	(23,757)	(0.19)

Total highlighted items	17,423	0.15	55,407	0.48	84,640	0.71	117,365	0.96

Net income excluding highlighted items (1)	$32,218	$0.28	$108,866	$0.93	$25,011	$0.21	$99,703	$0.81

Weighted average common shares - basic		114,028		114,161		117,316		120,157

Weighted average common shares - diluted		117,013		116,514		119,609		122,555

See Notes to GAAP and Adjust Non-GAAP Financial Measures

(1)	Although net income for 2011 is a loss, dilutive shares are used for purposes of this calculation per share as earnings excluding highlighted items is net income.

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Purchase Accounting Impacts Related to Deferred Revenue: In connection with our acquisition of BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Implied Fair Value of Benefit Received by Comcast of Planned Investment in ARRIS: In connection with our pending acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the planned investment will be marked to market and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our recent acquisition of BigBand, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. We believe it is useful to understand the effects of these items on our total operating expenses.

Restructuring Costs: We have excluded the effect of restructuring charges in calculating our non-GAAP operating expenses and net income measures. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Loss on Sale of Product Line: We have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Impairment of Goodwill and Intangibles: We have excluded the effect of the estimated impairment of goodwill and intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Although an impairment does not directly impact the Company’s current cash position, such expense represents the declining value of the technology and other intangibles assets that were acquired. We exclude these impairments when significant and they are not reflective of ongoing business and operating results.

Settlement Charge - Pension: In an effort to reduce volatility and administrative expense in connection with the Company’s pension plan, we have offered certain participants an opportunity to voluntarily elect an early payout of their pension benefits. We exclude this charge in Non-GAAP measures, as this is a one-time charge that is not considered by management in their review of financial results.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Loss (Gain) on Retirement of Debt: We have excluded the effect of the loss (gain) on retirement of debt in calculating our non-GAAP financial measures. We believe it is useful for investors to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.